Limited Power of Attorney - Securities Law Compliance

The undersigned, as an officer or director of Digital Insight Corporation (the

"Company"), hereby constitutes and appoints Tae J. Rhee and Myra E. Stevens, and each of them, the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 144, Forms 3, 4 and 5 and other forms as such attorney and agent shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission,

any securities exchange or national association, the Company and such other person or agency as the attorney shall deem appropriate.  The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

This Limited Power of Attorney is executed as of the date set forth below.

/s/Robert Meagher

Signature

Robert Meagher

Type or Print Name

Dated:  September 2, 2004

Witness:

Signature:

Type or Print Name:

Dated: